Exhibit 1.01

CONFLICT MINERALS REPORT OF
DREW INDUSTRIES INCORPORATED
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2014

I.	Introduction
This is the Conflict Minerals1 Report of Drew Industries Incorporated (“we,” “our,” “us,” “Drew,” or the “Company”) prepared for calendar year 2014 (except for conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.
From 41 factories located throughout the United States and Canada, Drew, through its wholly-owned subsidiary, Lippert Components, Inc., supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; other accessories; and electronic components.
In accordance with Rule 13p-1, we undertook efforts to determine whether the necessary conflict minerals in our products were or were not “DRC conflict-free.” We designed our efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.
The statements below are based on the activities performed to date and in good faith by Drew and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (a “Covered Country”).

2 OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://dx.doi.org/10.1787/9789264185050-en

Exhibit 1.01

II.	Design of Conflict Minerals Program

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:     Report annually on supply chain due diligence.
We relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners who may provide those minerals to companies in our supply chain. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; the Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries.
Drew also engaged Crowe Horwath, an international accounting and consulting firm, to assist in the design and implementation of our program. We utilized Crowe Horwath’s technology platform to communicate with our supply chain, collect Conflict Minerals Reporting Templates, and validate key information from our suppliers.

III.	Due Diligence Measures Performed by Drew
The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.
Step 1: Establish strong company management systems

a.
Conflict minerals team - Drew established a conflict minerals team that includes individuals from the appropriate business units and departments, including legal, information technology and purchasing. The team was structured to ensure critical information, including the Company policy, reached relevant suppliers.

b.
Conflict minerals policy - Drew adopted and published a policy establishing the expectations of our suppliers. The policy can be found at http://drewindustries.com under the “Corporate Governance” subcaption of our “Investor Relations” page. It is periodically reviewed and will be updated, if necessary.

c.
Supplier engagement - Drew provided educational materials to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program.

d.
Company level grievance mechanism - As recommended by the OECD Due Diligence Guidance, Drew updated its Whistleblower Policy to establish a grievance mechanism as a risk-awareness system for conflict minerals issues. Stakeholders can communicate directly and confidentially with the Chairman of the Company’s Audit Committee.

e.	Records management - Drew will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines.
Step 2: Identify and assess risks in the supply chain
We performed the following steps as part of our risk assessment process:

a.
Identify products in scope - Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.

b.
Conduct Reasonable Country of Origin Inquiry (“RCOI”) - Drew utilized the industry-developed Conflict Minerals Reporting Template (“CMRT”) to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide material and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI.

c.
Completed additional follow-up - Drew contacted direct suppliers that did not respond to our request for conflict minerals information by the requested date. We also worked to clarify and validate the information provided by our suppliers.

d.
Identify smelters/processors - Drew collected a list of smelters/processors that are in our supply chain by utilizing the CMRT. The Company reconciled this list to the list of smelter facilities designated by the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict-Free Smelter Program. We have provided that list in this report.

Exhibit 1.01

Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management process:

a.
Designed and implemented a plan - Drew used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT as well as any additional documentation furnished to support those responses. The resulting risk ratings will be used to develop specific supplier outreach and education to address the identified risks.

b.
Verify smelters - As part of the risk mitigation process, the Company reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “conflict-free” by the CFSI’s Conflict-Free Smelter Program.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
Drew is relying on the CFSI’s published lists to verify the conflict-free status of smelters/processors that source from Covered Countries.
Step 5: Report annually on supply chain due diligence
Drew has determined that a portion of the conflict minerals used to manufacture our products originated from the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at www.drewindustries.com (under the “SEC Filings” subcaption of our “Investor Relations” page).

IV.	Product Determination
On the basis of the measures described above, the Company has determined that all of our products manufactured as of December 31, 2014 are considered to be DRC conflict undeterminable.

V.	Product Description; Processing Facilities
Products - From 41 factories located throughout the United States and Canada, Drew, through its wholly-owned subsidiary, Lippert Components, Inc., supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; other accessories; and electronic components.
Processing Facilities - Based on our due diligence process and the information received from our suppliers, the following facilities may have been used to process conflict minerals used in our products.

Mineral	Smelter Name	Country	Conflict-Free Status
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-Free
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-Free
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conflict-Free
Gold	Argor-Heraeus SA	SWITZERLAND	Conflict-Free
Gold	Asahi Pretec Corporation	JAPAN	Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Conflict-Free
Gold	Aurubis AG	GERMANY	Conflict-Free
Gold	Boliden AB	SWEDEN	Conflict-Free
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict-Free
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict-Free
Gold	Chimet S.p.A.	ITALY	Conflict-Free
Gold	Dowa	JAPAN	Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-Free
Gold	Heimerle + Meule GmbH	GERMANY	Conflict-Free
Gold	Heraeus Ltd. Hong Kong	CHINA	Conflict-Free

Exhibit 1.01

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	Istanbul Gold Refinery	TURKEY	Conflict-Free
Gold	Japan Mint	JAPAN	Conflict-Free
Gold	Johnson Matthey Inc.	UNITED STATES	Conflict-Free
Gold	Johnson Matthey Limited	CANADA	Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-Free
Gold	Kazzinc	KAZAKHSTAN	Conflict-Free
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conflict-Free
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-Free
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Conflict-Free
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict-Free
Gold	Materion	UNITED STATES	Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conflict-Free
Gold	Metalor Technologies SA	SWITZERLAND	Conflict-Free
Gold	Metalor USA Refining Corporation	UNITED STATES	Conflict-Free
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Conflict-Free
Gold	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conflict-Free
Gold	Nihon Material Co., Ltd.	JAPAN	Conflict-Free
Gold	Ohio Precious Metals, LLC	UNITED STATES	Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Conflict-Free
Gold	PAMP SA	SWITZERLAND	Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-Free
Gold	PX Précinox SA	SWITZERLAND	Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-Free
Gold	Royal Canadian Mint	CANADA	Conflict-Free
Gold	Schone Edelmetaal	NETHERLANDS	Conflict-Free
Gold	SEMPSA Joyería Platería SA	SPAIN	Conflict-Free
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-Free
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-Free
Gold	Umicore Brasil Ltda.	BRAZIL	Conflict-Free
Gold	Umicore Precious Metals Thailand	THAILAND	Conflict-Free
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conflict-Free

Exhibit 1.01

Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conflict-Free
Gold	Valcambi SA	SWITZERLAND	Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict-Free
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict-Free
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-Free
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Conflict-Free
Gold	Advanced Chemical Company	UNITED STATES	Not Determined
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Not Determined
Gold	Asaka Riken Co., Ltd.	JAPAN	Not Determined
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Not Determined
Gold	Bauer Walser AG	GERMANY	Not Determined
Gold	Caridad	MEXICO	Not Determined
Gold	Cendres + Métaux SA	SWITZERLAND	Not Determined
Gold	Chugai Mining	JAPAN	Not Determined
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Determined
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Not Determined
Gold	Doduco	GERMANY	Not Determined
Gold	Faggi Enrico S.p.A.	ITALY	Not Determined
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Determined
Gold	Guangdong Jinding Gold Limited	CHINA	Not Determined
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Determined
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Not Determined
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Not Determined
Gold	Jiangxi Copper Company Limited	CHINA	Not Determined
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Determined
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not Determined
Gold	Lingbao Gold Company Limited	CHINA	Not Determined
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Determined
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Determined
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Not Determined
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Not Determined
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Determined
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Not Determined
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Not Determined
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Determined
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Not Determined
Gold	Sabin Metal Corp.	UNITED STATES	Not Determined
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Not Determined
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Determined
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Determined
Gold	So Accurate Group, Inc.	UNITED STATES	Not Determined
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Not Determined

Exhibit 1.01

Gold	The Great Wall Gold and Silver Refinery of China	CHINA	Not Determined
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Determined
Gold	Torecom	KOREA, REPUBLIC OF	Not Determined
Gold	Yokohama Metal Co., Ltd.	JAPAN	Not Determined
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Determined
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict-Free
Tantalum	Duoluoshan	CHINA	Conflict-Free
Tantalum	Exotech Inc.	UNITED STATES	Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict-Free
Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict-Free
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-Free
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict-Free
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict-Free
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-Free
Tantalum	H.C. Starck Inc.	UNITED STATES	Conflict-Free
Tantalum	H.C. Starck Ltd.	JAPAN	Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-Free
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-Free
Tantalum	KEMET Blue Metals	MEXICO	Conflict-Free
Tantalum	KEMET Blue Powder	UNITED STATES	Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict-Free
Tantalum	LSM Brasil S.A.	BRAZIL	Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-Free
Tantalum	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict-Free
Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Plansee SE Liezen	AUSTRIA	Conflict-Free
Tantalum	Plansee SE Reutte	AUSTRIA	Conflict-Free
Tantalum	QuantumClean	UNITED STATES	Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-Free
Tantalum	Taki Chemicals	JAPAN	Conflict-Free
Tantalum	Telex Metals	UNITED STATES	Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-Free
Tantalum	Zhuzhou Cemented Carbide	CHINA	Conflict-Free
Tin	Alpha	UNITED STATES	Conflict-Free

Exhibit 1.01

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict-Free
Tin	CV United Smelting	INDONESIA	Conflict-Free
Tin	Dowa	JAPAN	Conflict-Free
Tin	EM Vinto	BOLIVIA	Conflict-Free
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-Free
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conflict-Free
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-Free
Tin	Melt Metais e Ligas S/A	BRAZIL	Conflict-Free
Tin	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tin	Minsur	PERU	Conflict-Free
Tin	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict-Free
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conflict-Free
Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-Free
Tin	PT Babel Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Bangka Putra Karya	INDONESIA	Conflict-Free
Tin	PT Bangka Tin Industry	INDONESIA	Conflict-Free
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict-Free
Tin	PT Bukit Timah	INDONESIA	Conflict-Free
Tin	PT DS Jaya Abadi	INDONESIA	Conflict-Free
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-Free
Tin	PT Mitra Stania Prima	INDONESIA	Conflict-Free
Tin	PT Panca Mega Persada	INDONESIA	Conflict-Free
Tin	PT Prima Timah Utama	INDONESIA	Conflict-Free
Tin	PT Refined Bangka Tin	INDONESIA	Conflict-Free
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict-Free
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict-Free
Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict-Free
Tin	Soft Metais Ltda.	BRAZIL	Conflict-Free
Tin	Thaisarco	THAILAND	Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict-Free
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Conflict-Free
Tin	China Tin Group Co., Ltd.	CHINA	Not Determined
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Determined
Tin	CV Gita Pesona	INDONESIA	Not Determined
Tin	CV Serumpun Sebalai	INDONESIA	Not Determined
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Determined
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Not Determined
Tin	Fenix Metals	POLAND	Not Determined
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not Determined
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Not Determined
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Determined

Exhibit 1.01

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Determined
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA	Not Determined
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Not Determined
Tin	Metallic Resources, Inc.	UNITED STATES	Not Determined
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Not Determined
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Not Determined
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Not Determined
Tin	PT Alam Lestari Kencana	INDONESIA	Not Determined
Tin	PT Aries Kencana Sejahtera	INDONESIA	Not Determined
Tin	PT Bangka Kudai Tin	INDONESIA	Not Determined
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Not Determined
Tin	PT BilliTin Makmur Lestari	INDONESIA	Not Determined
Tin	PT Fang Di MulTindo	INDONESIA	Not Determined
Tin	PT Inti Stania Prima	INDONESIA	Not Determined
Tin	PT Justindo	INDONESIA	Not Determined
Tin	PT Karimun Mining	INDONESIA	Not Determined
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Not Determined
Tin	PT Seirama Tin Investment	INDONESIA	Not Determined
Tin	PT Sumber Jaya Indah	INDONESIA	Not Determined
Tin	PT Supra Sukses Trinusa	INDONESIA	Not Determined
Tin	Rui Da Hung	TAIWAN	Not Determined
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Not Determined
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conflict-Free
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conflict-Free
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict-Free
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Not Determined
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not Determined
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	H.C. Starck GmbH	GERMANY	Not Determined
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Not Determined
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Not Determined

Exhibit 1.01

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Kennametal Fallon	UNITED STATES	Not Determined
Tungsten	Kennametal Huntsville	UNITED STATES	Not Determined
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Not Determined
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Not Determined
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Not Determined
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Not Determined

VI.	Future Due Diligence
We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to those above, the Company will undertake the following steps during the next compliance period:

•	Continue to collect responses from suppliers using the CMRT.

•	Monitor and track performance of risk mitigation efforts.

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•	Continue to allow verified conflict-free material from the region to enter our supply chain.

VII.	Independent Private Sector Audit
Not required for calendar year 2014.